UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): March 26, 2020

AutoZone, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	1-10714	62-1482048
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 South Front Street, Memphis, Tennessee 38103
(Address of Principal Executive Offices) (Zip Code)

(901) 495-6500
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AZO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.          Other Events.

The pandemic caused by the spread of the novel strain of the coronavirus (“COVID-19”) is rapidly evolving and currently impacting countries, communities, supply chains and markets. AutoZone, Inc. (the “Company”) expects the ultimate significance of the impact from the COVID-19 pandemic on its business and financial and operational results will depend on the currently unknowable duration of the COVID-19 pandemic and the impact of governmental regulations that might be imposed in response to the pandemic. Public and private sector policies and initiatives to reduce the transmission of COVID-19, such as the imposition of travel restrictions, “stay-at-home” orders issued by state and local governments, the promotion of social distancing and the adoption of work-from-home and online learning by companies and institutions, could impact the demand for the Company’s products, store hours, and workforce availability.

The Company has created contingency plans for those merchandise categories believed to be at risk, including those sourced from China and elsewhere, and continues to review and update its plans as circumstances evolve. Currently, substantially all of our stores, including stores located in jurisdictions where travel restrictions and “stay-at-home” orders have been imposed, remain open, with most traditional non-hub stores temporarily operating on limited hours. Our online sales channel continues to operate as normal.

Additionally, the Company is contemplating entering into a new 364-day senior unsecured revolving credit facility in the principal amount of $750 million.

Cautionary Notes on Forward-Looking Statements

Certain statements included or incorporated by reference in this current report are forward-looking statements (as the term is defined in Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act) and constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically use words such as “believe,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy,” “seek,” “may,” “could,” and similar expressions. These are based on assumptions and assessments made by the Company’s management in light of experience and perception of historical trends, current conditions, expected future developments and other factors that the Company believes to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including without limitation: product demand; energy prices; weather; competition; credit market conditions; cash flows; access to available and feasible financing; future stock repurchases; the impact of recessionary conditions; consumer debt levels; changes in laws or regulations; war and the prospect of war, including terrorist activity; the impact of public health issues, such as the COVID-19 pandemic; inflation; the ability to hire, train and retain qualified employees; construction delays; the compromising of confidentiality, availability or integrity of information, including cyber-attacks; historic growth rate sustainability; downgrade of the Company’s credit ratings; damage to the Company’s reputation; challenges in international markets; failure or interruption of the Company’s information technology systems; origin and raw material costs of suppliers; disruption in the Company’s supply chain; impact of tariffs; anticipated impact of new accounting standards; and business interruptions. Certain of these risks are described in more detail in the “Risk Factors” section contained in Item 1A under Part 1 of the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2019, which is expressly incorporated by reference into this current report. These Risk Factors should be read carefully. However, it should be understood that it is not possible to identify or predict all such risks and other factors that could affect these forward-looking statements. Forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those contemplated by such forward-looking statements, and events including, but not limited to, those described above could materially and adversely affect the Company’s business. Forward-looking statements speak only as of the date made.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2020

AUTOZONE, INC.

By:	/s/ William T. Giles
Name:	William T. Giles
Title:	Chief Financial Officer and Executive Vice President – Finance, Information Technology